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                                                                   EXHIBIT 10.72

                        AMENDMENT NO. FOUR (REVISED) TO

                     THE LOMAS FINANCIAL GROUP PENSION PLAN
                    (AS RESTATED EFFECTIVE JANUARY 1, 1991)

         Pursuant to the authority set forth in Article XV of The Lomas Financial Group Pension Plan (As Restated Effective January 1, 1991) (the "Plan"), Lomas Mortgage USA, Inc. (the "Company") hereby amends the Plan, effective as set forth herein, as follows:

I. Section 2.04 of the Plan is amended, effective October 6, 1995, by the addition of a new provision (as attached hereto) at the end of such Section, which provides for new interest rate and mortality assumptions for determining single sum payments.

II. Section 3.01 (3) of the Plan is amended, effective October 6, 1995, by the addition of a new provision (as attached hereto) at the end of such Section, which modifies the participation requirements of the Plan.

III. Article V of the Plan is amended, effective October 6, 1995, by the addition of a new Section 5.07 (as attached hereto), which provides for an additional retirement benefit for certain employees whose jobs are eliminated.

IV. Article VI of the Plan is amended, effective October 6, 1995, by the addition of a new Section 6.04 (as attached hereto), which eliminates death benefits payable in the event of a Plan participant's death prior to the commencement of such participant's "Accrued Benefit" (as defined in the Plan) except for the minimum survivor benefits required to be paid under the Employee Retirement Income Security Act of 1974, as amended and the Internal Revenue Code of 1986 as amended (the "Codes"), and certain other amounts as described in 6.04 of the Plan.





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V.       Section 8.01 of the Plan is amended, effective October 6, 1995, by the addition of a new provision (as attached hereto) at the end of such Section, which provides full vesting for Participants whose employment terminates on or after the beginning of the reduction-in-force announced effective January 1, 1994.

VI. Section 8.06 of the Plan is amended, effective October 6, 1995, by the addition of a new provision (as attached hereto) at the end of such Section, which provides for new interest rate and mortality assumptions for determining single sum payments of $3,500 or less.

VII. Section 16.02 of the Plan is amended, effective October 6, 1995, by the addition of a new provision (as attached hereto) at the end of such Section, which provides for new interest rate and mortality assumptions to be used for purposes of applying the limitations of Code Section 415 to benefits hereunder, determined in accordance with the form and time of payment.





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I.       New Provision Added at End of Section 2.04

         Notwithstanding the above provisions of this Section 2.04, any single-sum payment made on or after October 6, 1995 shall be calculated using the following interest rate and mortality table; provided, however, that the following new interest rate and mortality table shall not apply to any former Participant who has prior to the date of adoption of this Amendment No. Four to the Plan, been given written notice of such former Participant's right to elect to receive a single-sum payment based on the prior interest and mortality assumptions, and who elects single-sum form of payment on or before December 1, 1995:

         Interest
         Rat: The annual interest rate on 30-year Treasury securities for the month preceding the month in which the date of distribution occurs (as specified in accordance with the regulations issued under Code
                          Section 417 (e) ).

         Mortalit
         Table: The mortality table based on the prevailing commissioners' standard table used to determine reserves for group annuity contracts issued on the date as of which the single-sum is being determined (as prescribed in accordance with the regulations issued under Code Section 417 (e)).

II.      New Provision Added to the End of Section 3.01 (3).

         Notwithstanding the provisions of the immediately preceding sentence of this paragraph (3), effective October 6, 1995, the participation of any eligible Employee who does not become a Participant in accordance with paragraphs (1) and (2) above and whose employment with the Employer is involuntarily terminated on or after January 1, 1996, shall commence on the first day of the month immediately following his Employment Commencement Date.

III.     5.07 Additional Retirement Benefit.

         Effective as of the later of (i) January 1, 1996, or (ii) the earlier of (a) the date on which the Internal Revenue Service issues a favorable determination letter with respect to Amendment No. Four to the Plan including this Section 5.07, or (b)March 1,1996, each Participant whose job with the Company is eliminated on or after





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         January 1, 1996 shall be entitled to a retirement benefit from the
         Plan in the amount of his Accrued Benefit (assuming full vested status), determined without regard to this Section 5.07 as of his termination of employment date with the Company, plus an amount equal to the amount of Basic Pension (life only) that is the Actuarial Equivalent of the present value determined under the Present Value Table below:

                              PRESENT VALUE TABLE

         ------------------------------------------------------------------
             IF THE ELIGIBLE PARTICIPANT IS IN A:       PRESENT VALUE IS:
         ------------------------------------------------------------------
          Job assigned  less than  or equal  to 247    18.52% of Annual Pay
          points
         ------------------------------------------------------------------
          Job  assigned more  than  247 points  but    37.04% of Annual Pay
          less than or equal to 421 points
         ------------------------------------------------------------------
          Job  assigned more  than  421 points  but    55.56% of Annual Pay
          less than or equal to 964 points
         ------------------------------------------------------------------
          Job assigned more than 964 points            150% of Annual Pay
         ------------------------------------------------------------------

         For purposes of the Present Value Table, "Annual Pay" is the Participant's base annual salary in effect on the last day of active employment (exclusive of overtime, commissions, bonus, incentive pay, or any other special payments), but not to exceed the maximum amount of annual compensation allowed under Section 2.12 hereof, and "points" are the points assigned to a particular job classification pursuant to the Hay Job Evaluation System.

         The benefits determined under this Section shall not exceed the limitations set forth in Section 16.02 hereof and shall be subject to the restrictions of Article XII hereof.

IV.      6.04 Death After Adoption of Amendment No. Four.

         Notwithstanding the provisions in the previous Sections of this
         Article VI, effective as of October 6, 1995, no death benefit shall be payable from the Plan, upon the death of any Participant prior to the commencement of the Participant's Accrued Benefit, except as provided in this Section 6.04. The death benefit payable under this Section
         6.04 shall be an amount equal to the sum of the amounts described in Sections 6.01(1) and 6.01 (2), if





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         any, payable in accordance with Section 6.03, and if the Participant was vested and married with a surviving spouse at the date of the Participant's death, a "qualified preretirement survivor annuity" as described in Code Section 417(c) in a monthly amount payable to the surviving spouse, in the form of a life annuity with the value equal to the value of payments which such spouse would have received, pursuant to Section 9.02 (2) hereof, had the Participant commenced receipt of his benefits on the day immediately preceding the date of his death. The qualified preretirement survivor annuity benefit described above shall be payable to the spouse as of the first day of any month coinciding with or next following the day of the Participant's death, as elected by the Participant's spouse, or in the event the Participant's spouse fails to make such an election, as of the Participant's Normal Retirement Date.


V.       New Provision Added at End of Section 8.01.

         Notwithstanding the above provisions of this Section, the vested percentage shall be 100%, regardless of Years of Credited Service, for any Participant whose employment terminates after the beginning of the Employer's reduction-in-force that was announced effective January 1, 1994.

VI.      New Provision Added at the end of Section 8.06.

         Notwithstanding the foregoing, the determination of the present value of any single-sum payments made under this Section 8.06 on or after October 6, 1995, shall be based on the interest rate and mortality table specified in Section 2.04 as amended by Amendment No. Four to the Plan.

VII      New Paragraph (7) Added at end of Section 16.02

         (7) Interest Rate and Mortality Table -- Notwithstanding the above provisions of this Section, effective October 6, 1995, for purposes of determining Actuarial Equivalent amounts under paragraph (1)(a), (b) or (c) above, the following interest rate and mortality table shall be used, as applicable.

         Interest
         Rate:            The interest rate specified in the last paragraph of
                          Section 2.04 (i.e., 30-Year Treasury rate) shall be used as to any single-sum form of payment under paragraph (1) (a) above.





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         Mortality
         Table The mortality table specified in the last paragraph of Section 2.04 (i.e., prevailing commissioner's standard table for group annuity contracts) shall be used as to all forms and times of payment under paragraph (1) (a), (b) and (c), above.





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         IN WITNESS WHEREOF, and as conclusive evidence of the adoption of the foregoing instrument comprising Amendment No. Four to the Lomas Financial Group Pension Plan (As Restated Effective January 1, 1991), the Company has caused its corporate seal to be affixed hereto and the presents to be duly executed in its name and behalf by its proper officers thereunto authorized this 9th day of October, 1995.

ATTEST:                           LOMAS MORTGAGE USA, INC.


/s/ EUGENE BURNS                  By: /s/ LOUIS P. GREGORY
-----------------------------     -------------------------------
Assistant Secretary               Name: Louis P. Gregory
                                  Title: Sr. Vice President & General Counsel

(CORPORATE SEAL)

STATE OF TEXAS            )
                          ) ss.
COUNTY OF DALLAS          )

         BEFORE ME, the undersigned, a Notary Public in and for said County and State on this 12th day of October, 1995, personally appeared Louis P. Gregory, to be known to be the identical person who subscribed the name Lomas Mortgage USA, Inc., to the foregoing instrument at its coreporate offices, and acknowledged to me that he executed the same as his free and voluntary act and deed and as the free and voluntary act and deed of such organization for the uses and purposes therein set forth.

         GIVEN UNDER MY HAND AND SEAL OF OFFICE, the day and year last above written.

                                            /s/ SUE GRISHAM
                                            -------------------------------
                                            Notary Public

My Commission Expires:

          9/30/97
---------------------------
      (NOTARY SEAL)

           SUE GRISHAM
  Notary Public, State of Texas
My Commission Expires 09-30-1997




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